EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-221301 and Form S-8, Nos. 333-188767, 333-178388 and post-effective amendment No. 1 thereto, 333-204355, 333-225141 and 333-225134) of WPX Energy, Inc., of our report dated February 26, 2019, relating to the consolidated financial statements of Felix Energy Holdings II, LLC, and to the reference to our firm under the heading “Experts’ in the Prospectus, which is part of the Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

January 6, 2020